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                                                                   EXHIBIT 23(B)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Compudyne Corporation of our report dated August 24, 2001 relating to the financial statements of Tiburon, Inc, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 22, 2002